Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-3

(Form Type)

Leap Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(1)(2)	Maximum Aggregate Offering Price (1)(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share (4)(10)	Rule 457(o)	-	-		0.0001476
Fees to Be Paid	Equity	Preferred Stock, par value $0.001 per share (5)(10)	Rule 457(o)	-	-		0.0001476
Fees to Be Paid	Other	Warrants (6)(10)	Rule 457(o)	-	-		0.0001476
	Debt	Debt Securities (7)(10)		-	-		0.0001476
Fees to Be Paid	Other	Rights to purchase common stock, preferred stock, debt securities or units (8)(10)	Rule 457(o)	-	-		0.0001476
Fees to Be Paid	Other	Units (9)(10)	Rule 457(o)	-	-		0.0001476
	Total Offering Amounts					$200,000,000(11)		$29,520
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$29,520

1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D. to Form S-3.
2)	The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
4)	Subject to note (11) below, there is being registered an indeterminate number of shares of common stock.
5)	Subject to note (11) below, there is being registered an indeterminate number of shares of preferred stock.
6)	Subject to note (11) below, there is being registered hereunder an indeterminate amount and number of warrants. The warrants may represent the right to purchase shares of common stock, shares of preferred stock or debt securities.
7)	Subject to note (11) below, there is being registered an indeterminate principal amount of debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.
8)	Subject to note (11) below, there is being registered an indeterminate number of rights that may represent a right to purchase common shares, preferred shares, debt securities or units.
9)	Subject to note (11) below, there is being registered an indeterminate number of units. Each unit will be issued under a unit agreement and will represent an interest in a combination of one or more of the securities registered hereunder.
10)	Subject to note (11) below, this registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the shares of common stock or preferred stock, warrants, debt securities, rights or units registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the shares of common stock or preferred stock, warrants, debt securities, rights or units registered hereunder.
11)	In no event will the aggregate offering price of all securities issued from time to time pursuant to the prospectus contained in this registration statement exceed $200,000,000 or the equivalent thereof in one or more foreign currencies or foreign currency units. Such amount represents the offering price of any shares of common stock or shares of preferred stock, the principal amount of any debt securities issued at their stated principal amount, the issue price rather than the principal amount of any debt securities issued at an original issue discount, the issue price of any warrants, the exercise price of any securities issuable upon the exercise of warrants, and the issue price of any securities issuable upon the exercise of rights. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be equal to any such greater principal amount due at maturity, such aggregate principal amount not to exceed $200,000,000 less the value of securities previously issued hereunder. Any offering of securities denominated other than in United States dollars will be treated as the equivalent of United States dollars based on the exchange rate applicable to the purchase of such securities at the time of initial offering. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

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